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Exhibit 10.506

Non-Employee Director

CHIRON CORPORATION.
June 27, 2002

Dear Non-Employee Director Stock Option Plan Participant:

        I am pleased to inform you that the Compensation Committee of the Board of Directors has approved an amendment to each of your outstanding stock options listed on Exhibit A (the "Option") to provide you with greater protection in the event of a certain corporate transactions.

        The amendment is set forth in detail below. In general terms, the amendment does the following:

        First, the amendment provides that your Option will immediately vest upon a Qualifying Termination of your services that occurs within twenty-four (24) months after a Change in Control. (See below for definitions.)

        Second, the amendment provides that your Option will vest immediately before certain corporate transactions if your Option will not continue or be assumed by the successor corporation or replaced with a comparable option. Those transactions generally include a sale or disposition of all or substantially all of the assets of the Corporation, a merger or consolidation with another entity or a reorganization or liquidation of the Corporation. Before the amendment, this protection was not available for a stock acquisition or reorganization involving less than substantially all of the Corporation's capital stock.

        Accordingly, Section C of your stock option agreement applicable to your Option is hereby amended in its entirety to read as follows:

        C. Change in Control.    If the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Corporation, enter into an agreement to merge or consolidate with another entity or enter into a plan of reorganization or liquidation, then this Option, to the extent not previously exercised or terminated, may be exercised in full for fully vested shares immediately before the consummation of such sale, merger, reorganization or liquidation and all unvested shares held by the Optionee shall then vest. However, no such acceleration will occur if the agreement requires that each outstanding option will be either assumed by the successor corporation or its parent or replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof and the successor assumes the Corporation's repurchase right on unvested shares. The committee appointed by the Board of Directors will determine such comparability, and its determination will be final, binding and conclusive. Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, this Option, whether or not accelerated, will terminate and cease to be exercisable, unless assumed pursuant to a written agreement by the successor corporation or parent thereof. This Agreement does not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        Certain Terminations Following a Change in Control.    If there is a Change in Control of the Corporation pursuant to which the vesting of the Option does not accelerate in full pursuant to the paragraph above and within twenty-four (24) calendar months thereafter there is a Qualifying Termination of Optionee's Services, then this Option will become immediately exercisable for fully-vested Option Shares. For this purpose, the following definitions apply:

        1.    A "Change in Control" of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied and regulatory approval has been granted if necessary:

          a.    The "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than thirty percent (30%) of the combined voting power of all securities of the Corporation is acquired, directly or indirectly, by a Person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation); or

          b.    During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in i. above) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          c.    The stockholders of the Corporation approve a definitive agreement to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan for liquidation, provided that such sale or liquidation has not been abandoned.

        Notwithstanding anything else contained herein to the contrary, in no event shall a Change in Control be deemed to have occurred by reason of a purchase, or series of purchases of Corporation stock by Novartis or its successor such that the acquiring entity remains subject to the terms of that certain Governance Agreement dated as of January 5, 1995, as amended through December 9, 2000, provided the acquiring entity's Corporation stock holdings, direct or indirect, in the aggregate, represent less than seventy-nine and nine-tenths of a percent (79.9%) of the combined voting power of all outstanding Corporation securities. In addition, in no event shall a Change in Control be deemed to have occurred, with respect to the Optionee, if the Optionee is part of a purchasing group that consummates the Change-in-Control transaction. The Optionee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Optionee is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock or other equity of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).

        2.    "Qualifying Termination" means the termination of Optionee's Services in connection with: (i) Optionee's removal from the Board of Directors of the Corporation for reasons other than Cause, (ii) Optionee's resignation from the Board of Directors of the Corporation at the request of the Corporation, other than for Cause, or (iii) the Optionee's failure to be re-nominated or re-elected to the Board of Directors.

        3.    "Cause" means:

          a.    The Optionee's willful failure to substantially perform his/her duties with the Corporation (other than any such failure resulting from permanent disability),

          b.    The Optionee's material act of dishonesty, fraud or embezzlement against the Corporation, unauthorized disclosure of confidential information or trade secrets of any of the Corporation or an affiliate (whether or not in violation of any confidentiality agreement) or other willful conduct (other than conduct covered under (i) above) that is demonstrably injurious to the Corporation, monetarily or otherwise; or

          c.    The Optionee's having been convicted of a felony.

        For purposes of this subparagraph, no act, or failure to act, on the Optionee's part will be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the action or omission was in the best interests of the Corporation.

        Except for the foregoing change to Section C of the option agreement applicable to your Option, no other terms or conditions of your Option or the underlying option shares have been modified as a result of the amendment, and those other terms and conditions will continue in full force and effect. Please attach a copy of this letter agreement to your stock option agreement so that you will have a complete record of all the terms applicable to your Options.

        The amendment was effective as of February 16, 2001. We hope that you find this amendment a valuable addition to your equity package. Should you have any questions concerning the amendment, please direct them to Claudia Belcher at (510) 923-2907.

Very truly yours,
Chiron Corporation
By:

Title:

EXHIBIT A

Name	Date of Grant	Exercise Price Per Share	Total Number of Option Shares Granted	Total Number of Option Shares Outstanding

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  Exhibit 10.506
  Non-Employee Director
CHIRON CORPORATION. June 27, 2002
EXHIBIT A